                                                                     EXHIBIT 4.6


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN SUCH NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 2

                                                             Cusip No. U43339AA5

                           HMT TECHNOLOGY CORPORATION
                      5 3/4% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2004

                           HMT TECHNOLOGY CORPORATION

         HMT Technology Corporation, a Delaware corporation (the "Company") promises to pay to CEDE & CO. or registered assigns, the principal sum indicated on Schedule A hereof on January 15, 2004, and to pay interest thereon accruing from January 21, 1997 at the rate of 5 3/4% per annum.

   Interest Payment Dates:   January 15 and July 15, commencing July 15, 1997

   Record Date:              June 30 and December 31

         Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, HMT Technology Corporation has caused this Convertible Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: January 21, 1997

                        HMT TECHNOLOGY CORPORATION

                        By:_____________________________________________________
                                 Peter S. Norris, Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary

                        By:_____________________________________________________
                                 James C. Kitch, Secretary

[Seal]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the 5 3/4% Convertible
Subordinated Notes due 2004 described
in the within-mentioned Indenture.

State Street Bank and Trust Company of California, N.A., as Trustee

By:___________________________
     Authorized Officer

                           HMT TECHNOLOGY CORPORATION

                  5 3/4% CONVERTIBLE SUBORDINATED NOTE DUE 2004

         1. Interest. HMT Technology Corporation, a Delaware corporation (the "Company"), is the issuer of this 5 3/4% Convertible Subordinated Note due 2004 (the "Convertible Note"). The Company promises to pay interest on the Convertible Notes in cash semiannually on each January 15 and July 15, commencing on July 15, 1997, to holders of record on the immediately preceding June 30 and December 31.

                  Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from January 21, 1997. Interest will be computed on the basis of a 360-day year of 12 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually.

         2. Method of Payment. The Company will pay interest and Liquidated Damages, if any, on the Convertible Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes entitled to such payments at the close of business on the record date for the next interest payment date even though Convertible Notes are cancelled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest and Liquidated Damages, if any, by check payable in such money. It may mail an interest check to a holder's registered Address.

         3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

         4. Indenture. The Company issued the Convertible Notes under an indenture, dated as of January 15, 1997 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. The terms of the Convertible Notes include those stated in the Indenture (which is incorporated hereby as though fully set forth herein) and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Notes are subject to, and ratified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Convertible Notes are unsecured obligations of the Company limited to (except as otherwise provided in the Indenture) up to an aggregate principal amount of $200,000,000 (plus up to $30,000,000 aggregate principal amount of Convertible Notes that may be sold by the Company pursuant to the over-allotment option granted pursuant to the Purchase Agreement), and are subordinated in right of payment to all existing and future Senior Debt of the Company as provided in the Indenture. The Indenture does not limit the ability of the Company or any of its Subsidiaries to incur indebtedness or to grant security interests or liens in respect of their assets. Any holder of this Convertible Note shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a holder of a Convertible Note.

         5. Optional Redemption. The Convertible Notes are not subject to redemption at the Company's option prior to January 20, 2000. On such date and thereafter, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 15 nor more than 60 days' prior notice by mail at the following redemption prices (expressed as -percentages of the principal amount set forth below), if redeemed during the 12-month period beginning January 15 of the years indicated:

                                                              REDEMPTION
                        YEAR                                    PRICE
                        ----                                    -----


2000.................................................          103.286%
2001.................................................          102.464
2002.................................................          101.643
2003.................................................          100.821


and, at January 15, 2004, 100% in each case together with accrued and unpaid interest and Liquidation Damages, if any, up to but not including the redemption date (subject to the right of holders of record an the relevant record date to receive interest due on an interest payment date). On or after the redemption date, interest will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

         6. Notice of Redemption. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, interest and Liquidated Damages cease to accrue on the Convertible Notes or portions of them called for redemption on and after the redemption date.

                  If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest or Liquidated Damages, if any, payable on such interest payment date will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

         7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

         8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Convertible Notes at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Liquidated Damages, if any, to the Designated Event Payment Date. Holders of Convertible Notes that are subject to such a Designated Event Offer will be mailed a notice of Designated Event Offer from the Company prior to any related Designated Event Payment Date and, in accordance with the procedures and terms set forth in the Indenture, may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase." Noteholders have the right to withdraw their election by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

         9. Subordination. The payment of the principal of, premium, if any, interest on, Liquidated Damages, if any, or any other amounts due on the Convertible Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Noteholder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

         10. Conversion. The holder of any Convertible Note has the right, exercisable at any time after 90 days following the date of original issuance thereof and prior to the close of business (New York time) on the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $23.75 per share, subject to adjustment under certain circumstances, except that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption.

                  To convert a Convertible Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below,
(2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and Liquidated Damages, if any, and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest and Liquidated Damages, if any, payable on such interest payment date will be paid to the registered holder of such Convertible Note on such record date. In such event, such Convertible Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest and Liquidated Damages, if any, payable on such interest payment date on the portion so converted. The number of shares of Common Stock issuable upon conversion of a

Convertible Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

                  A Convertible Note in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Convertible Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

         11. Registration Rights. The holder of this Convertible Note is entitled to the benefits of a Registration Agreement, dated as of January 15, 1997, between Company and the Initial Purchasers (the "Registration Agreement"). Pursuant to the Registration Agreement the Company has agreed for the benefit of the holders of the Convertible Notes and the Common Stock issuable upon conversion thereof that are, in either case, Registrable Securities, that (i) it will, at its cost, within 75 days after the first closing of the sale of the Convertible Notes (the "Closing"), file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Convertible Notes and the Common Stock issuable upon conversion thereof, (ii) the Company will use all reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable but in any event, within 105 days after the Closing and (iii) the Company will use all reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earlier of (a) the third anniversary of the last date of original issuance of the Convertible Notes, (b) the date on which the Convertible Notes or the Common Stock issuable upon conversion thereof may be sold by non-affiliates of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act and (c) the date as of which all the Convertible Notes or the Common Stock issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement. Any resale of the Convertible Notes or the Common Stock issued upon conversion thereof pursuant to the Shelf Registration Statement must be made in accordance with the terms provided in the Registration Agreement. Pursuant to the Registration Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for one period in any three month period or three periods in any twelve month period under certain circumstances (each, a "Deferral Period") and no deferral shall exceed 30 days.

                  If (i) the Shelf Registration Statement has not been filed on or prior to the date seventy-five days following the Closing Date (as defined in the Purchase Agreement), (ii) the Shelf Registration Statement has not been declared effective under the Securities Act on or before the date one hundred five days following the Closing Date, (iii) prior to the end of the Shelf Registration Period (as defined in the Registration Agreement), the Commission shall have issued a stop order suspending the effectiveness of the Shelf Registration Statement or proceedings have been initiated with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Act, (iv) the aggregate number of days in any one Deferral Period exceeds the periods permitted pursuant to Section 2(c) of the Registration Agreement or (v) the number of Deferral Periods exceeds the number permitted pursuant to Section 2(c) of the Registration Agreement (each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an "Event"; and the date seventy-five days following the Closing Date in the case of clause (i), the date one hundred five days following the Closing Date in the case of clause (ii), the date on which the effectiveness of the Shelf Registration Statement has been suspended or proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Act have been commenced in the case of clause (iii), the date on which the duration of a Deferral Period exceeds the periods permitted by Section 2(c) of the Registration Agreement in the case of clause (iv), and the date of the commencement of a Deferral Period that causes the limit on the number of Deferral Periods under Section 2(c) of the Registration Agreement to be exceeded in the case of clause (v), are referred to herein as an "Event Date"). Events shall be deemed to continue until the date of the termination of such Event, which shall be the following date with respect to the respective types of
Events: the date the Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Registration Statement is declared effective under the Act in the case of an Event described in clause
(ii), the date that all stop orders suspending effectiveness of the Shelf Registration Statement have been removed and the proceedings initiated with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Act have terminated, as the case may be, in the case of Events of the types described in clause (iii), termination of the Deferral Period which caused the aggregate number of days in any one Deferral Period to exceed the number permitted by Section 2(c) of the Registration Agreement to be exceeded in the case of Events of the type described in clause (iv), and termination of the Deferral Period the commencement of which caused the number of Deferral Periods permitted by Section 2(c)(ii) of the Registration Agreement to be exceeded in the case of Events of the type described in clause (v).

                  Accordingly, upon the occurrence of any Event and until such time as there are no Events which have occurred and are continuing (a "Damages Accrual Period"), commencing on the Event Date on which such Damages Accrual Period began, the Company agrees to pay, as liquidated damages, and not as a penalty, an additional amount (the "Liquidated Damages"): (A) to each holder of the Convertible Notes, during such time as such holder is a Notice Holder (as defined in the Registration Agreement), accruing at a rate equal to one-half of one percent per annum (50 basis points) on (s) the aggregate principal amount of the Convertible Notes held by such Notice Holder and (t) where such Convertible Notes have been converted into shares of Common Stock, the aggregate principal amount of the Convertible Notes that were converted into such shares and (B) if the Damages Accrual Period continues for a period in excess of thirty days from the Event Date, from and after the end of such thirty day period until such time as there are no Events which have occurred and are continuing, to each holder of the Convertible Notes (whether or not a Notice Holder), accruing at a rate equal to one-half of one percent per annum (50 basis points) on (u) the aggregate principal amount of the Convertible Notes held by such Notice Holder and (v) where such Convertible Notes have been converted into shares of Common Stock, the aggregate principal amount of the Convertible Notes that were converted into such shares. Notwithstanding the fore going, no Liquidated Damages shall accrue under clause (A) of the preceding sentence during any period for which Liquidated Damages accrue under clause (B) of the preceding sentence or as to the Convertible Notes or shares of Common Stock from and after the earlier of
(x) the date such Convertible Notes or shares of Common Stock are no longer Registrable Securities (as defined in the

Registration Agreement), and (y) the expiration of the Shelf Registration Period. In addition, Liquidated Damages will not accrue as to any Convertible Note or Common Stock issuable upon conversion thereof represented by the Unrestricted Global Note (as defined in the Indenture) provided that such securities are not subject to limitations on transfer under U.S. federal or state securities laws and there shall have been at least six months during which the Shelf Registration Statement was effective and available for effecting resales of the Convertible Notes and the Common Stock issuable upon conversion thereof. The rate of accrual of the Liquidated Damages with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Liquidated Damages due on any of the Convertible Notes or Common Stock into which they have been converted shall be payable on each interest payment date occurring during the Damages Accrual Period and on the interest payment date immediately following (or which would have followed) the termination of such period, and shall be considered additional interest for all purposes of the Convertible Notes and the Indenture.

         12. Denominations, Transfer, Exchange. The Convertible Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, it need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

         13. Persons Deemed Owners. Except as provided in paragraph 2 of this Convertible Note, the registered Noteholder of a Convertible Note may be treated as its owner for all purposes.

         14. Unclaimed Money. If money for the payment of principal, interest or Liquidated Damages, if any, remains unclaimed for the shorter of two years after such payment was due or a period ending 10 Business Days prior to the date such funds would escheat to the State, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Noteholders of Convertible Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         15. Defaults and Remedies. The Convertible Notes shall have the Events of Default as set forth in Section 8.1 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal, interest and Liquidated Damages, if any, accrued on the Convertible Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Noteholders for at least 5 days except as otherwise provided in the Indenture and may preclude payment entirely.

                  The Noteholders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

         16. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Convertible Notes including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any Noteholder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder, to qualify the Indenture under the TIA, and to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

         17. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

         18. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

         19. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         20. Authentication. The Convertible Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

         21. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

         22. Definitions. Capitalized terms not defined in this Convertible Note have the meaning given to them in the Indenture.

                  The Company will furnish to any Noteholder of the Convertible Notes upon written request and without charge a copy of the Indenture and the Registration Agreement. Request may be made to:

                  HMT Technology Corporation
                  1055 Page Avenue
                  Fremont, California 94538
                  Attention of:  Investor Relations

                   ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

         To assign this Convertible Note, fill in the form below:

         (I) or (we) assign and transfer this Convertible Note to

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________ agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

   Your Signature:________________________________________________________
                  (Sign exactly as your name appears on the other side of this Convertible Note)

         Date:_______________

         Signature Guarantee:(1)____________________________________________

         In connection with any transfer of any of the Convertible Notes evidenced by this certificate occurring prior to the date that is three years (or such shorter period as may then be applicable under the Securities Act) after the later of the date of original issuance of such Convertible Notes and the last date, if any, on which such Convertible Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Convertible Notes are being transferred:

         CHECK ONE BOX BELOW

         (1)     \ \       to the Company; or

         (2)     \ \        pursuant to and in compliance with Rule 144A under
                            the Securities Act of 1933; or



         (3)      \ \       pursuant to and in compliance with Regulation S
                            under the Securities Act of 1933; or



         (4)      \ \       to an institutional "accredited investor" as defined
                            in Rule 501(a) (1), (2), (3) or (7) under the
                            Securities Act of 1933 that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or




____________________
(1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

  (5)      \ \      pursuant to Rule 144 of the Securities Act of 1933; or

  (6)      \ \      pursuant to another available exemption from the
                    registration requirements of the Securities Act of 1933.


         Unless one of the boxes is checked, the Trustee will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any person other than the registered holder thereof ; provided, however, that if box
(2), (3), (4), (5) or (6) is checked, the Trustee and the Company may require, prior to registering any such transfer of the Convertible Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                  _______________________
                                                         Signature

Signature Guarantee:(1)
                                                  _______________________
Signature must be guaranteed                             Signature

_______________________________________________________________________________

------------
(1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                   SCHEDULE A

         The initial principal amount at maturity of this Global Security shall be $8,900,000. The following increases or decreases in the principal amount of this Global Security have been made:

                        AMOUNT OF INCREASE
                      IN PRINCIPAL AMOUNT OF
                       THIS GLOBAL SECURITY
                      INCLUDING UPON EXERCISE      AMOUNT OF DECREASE IN        PRINCIPAL AMOUNT OF THIS     SIGNATURE OF AUTHORIZED
DATE                  OF THE OVER-ALLOTMENT        PRINCIPAL AMOUNT OF THIS     GLOBAL SECURITY FOLLOWING    OFFICER OF TRUSTEE OR
MADE                          OPTION                    GLOBAL SECURITY         SUCH DECREASE OR INCREASE    SECURITIES CUSTODIAN
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
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____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

         If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.8 or 4.7 of the Indenture, check the box: \ \

         If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: __________

   Your Signature:______________________________________________________
                  (Sign exactly as your name appears on the other side of this Convertible Note)

         Date:__________________

         Signature Guarantee:(1)________________________________________

--------
(1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                               ELECTION TO CONVERT

To:  HMT Technology Corporation

         The undersigned owner of $________ in principal of HMT Technology Corporation's 5 3/4% Convertible Subordinated Notes due 2004 (the "Convertible Note") hereby irrevocably exercises the option to convert the Convertible Note, or the portion below designated, into Common Stock of HMT Technology Corporation in accordance with the terms of the Indenture referred to in the Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Any Noteholder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Convertible Note, agrees to be bound by the terms of the Registration Agreement relating to the Common Stock issuable upon conversion of the Convertible Note.

Date:

                                   Amount of Convertible Note to be converted
                                   ($1,000 or integral multiples thereof);

                                   $______________________________

                                   Signature (for conversion only)

                                   ___________________________________________
                                   Please Print or Typewrite Name and Address,
                                   Including Zip Code, and Social Security or
                                   Other Identifying Number
                                   ___________________________________________
                                   Signature Guarantee(1)

__________________
(1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.